As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 4030, BC555, Golden, Colorado, United States 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada	80401 H3C 2M1
(Address of Principal Executive Offices)	(Zip Code)

MOLSON COORS BEVERAGE COMPANY INCENTIVE COMPENSATION PLAN

(FORMERLY MOLSON COORS BREWING COMPANY INCENTIVE COMPENSATION PLAN)

(Full title of the plan)

Natalie Maciolek

Chief Legal & Government Affairs Officer and Secretary

P.O. Box 4030, BC555

Golden, Colorado 80401

(Name and address of agent for service)

(303) 279-6565

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Molson Coors Beverage Company (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-124140) registering 10,000,000 (post-split) shares of the Registrant’s Class B common stock under the Molson Coors Beverage Company Incentive Compensation Plan (formerly the Molson Coors Brewing Company Incentive Compensation Plan, the “Plan”) on April 18, 2005, a Registration Statement on Form S-8 (File No. 333-166521) registering an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan on May 5, 2010, a Registration Statement on Form S-8 (File No. 333-183243) registering an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan on August 10, 2012, and a Registration Statement on Form S-8 (File No. 333-258263) registering an additional 3,500,000 shares of the Registrant’s Class B common stock under the Plan on July 29, 2021. The Registrant hereby incorporates by reference the contents of such previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement on Form S-8.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on February 18, 2025;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 8, 2025 and August 5, 2025, respectively;

(c) the Registrant's Current Reports on Form 8-K filed with the Commission on March 7, 2025, April 14, 2025, May 16, 2025 and June 27, 2025; and

(d) the description of the Registrant’s Class B common stock filed as Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on February 18, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than any information the Registrant furnishes, rather than files, with the Commission, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit Number	Description of Exhibit
5.1*	Opinion of Perkins Coie LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages hereof).
99.1	Molson Coors Beverage Company Incentive Compensation Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2025).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 5th day of August, 2025.

MOLSON COORS BEVERAGE COMPANY

By:	/s/ Tracey I. Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Tracey I. Joubert and Natalie Maciolek, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments) under the Securities Act, and otherwise, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gavin D.K. Hattersley	President, Chief Executive Officer and Director (Principal Executive	August 5, 2025
Gavin D.K. Hattersley	Officer)

/s/ Tracey I. Joubert	Chief Financial Officer (Principal Financial Officer)	August 5, 2025
Tracey I. Joubert

/s/ Roxanne M. Stelter	Vice President, Controller and Chief Accounting Officer (Principal	August 5, 2025
Roxanne M. Stelter	Accounting Officer)

/s/ David S. Coors	Chair	August 5, 2025
David S. Coors

/s/ Geoffrey E. Molson	Vice Chair	August 5, 2025
Geoffrey E. Molson

/s/ Christian P. Cocks	Director	August 5, 2025
Christian P. Cocks

/s/ Peter J. Coors	Director	August 5, 2025
Peter J. Coors

/s/ Roger G. Eaton	Director	August 5, 2025
Roger G. Eaton

/s/ Mary Lynn Ferguson-McHugh	Director	August 5, 2025
Mary Lynn Ferguson-McHugh

/s/ Charles M. Herington	Director	August 5, 2025
Charles M. Herington

/s/ Andrew T. Molson	Director	August 5, 2025
Andrew T. Molson

/s/ Nessa O'Sullivan	Director	August 5, 2025
Nessa O'Sullivan

/s/ H. Sanford Riley	Director	August 5, 2025
H. Sanford Riley

/s/ Jill Timm	Director	August 5, 2025
Jill Timm

/s/ Leroy J. Williams, Jr.	Director	August 5, 2025
Leroy J. Williams, Jr.

/s/ James A. Winnefeld, Jr.	Director	August 5, 2025
Jr James A. Winnefeld, Jr.